F 4	PINE	ADDENDUM TO THE BANKING CREDIT FORM CCB - LOAN

Cod. : 0001-9	Branch: Headquarters	Addendum Date: 02/17/2012	Form n°. : 0436/11 A
I - The Parties
1. BANCO PINE S.A., with its head offices at Avenida das Nacoes Unidas, 8501, floors 29 and 30- Ed. Eldorado Business Tower, Pinheiros, São Paulo, SP, CEP 05425-070, enrolled with the Finance Ministry Juridical Entity Record under nº 62.144.175/0001-20 hereafter referred to as PINE.

2. Issuer, hereafter referred to as the ISSUER: Name: AMYRIS BRASIL LTDA
Address: R JAMES CLERK MAXWELL, N° 315 - TECHNOPARK - CEP: 13.069-380			City/State CAMPINAS / SP
Finance Ministry Juridical Entity Record: 09.379.224/0001-20			Bank Account N°: 3169-2
3. Guarantor(s), hereafter referred to as GUARANTOR(s): Name:			Individual Taxpayer Registry/Finance Ministry Juridical Entity Record (CPF/CNPJ)
Address:		City/State	Marital Status and Assets Division:
4. Third party(s) Guarantor(s) hereafter referred to as THIRD PARTY(S) GUARANTOR(S): Name:			Individual Taxpayer Registry/Finance Ministry Juridical Entity Record (CPF/CNPJ)
Address:			City/State:
Marital Status/Assets Division if individual entity):

II - Original Form ("Form"):

Heading: BANK CREDIT FORM - LOAN Nº 0436/11 Date: 12/21/2011

III -	Whereas:
a) Through the issuance of this Form, according to the instrument provided in field II above in the Preamble, PINE has granted the ISSUER a credit in the amount of R$ 35,000,000.00 (Thirty-five million Brazilian Reals), with maturity date on 02/17/2012.
b) The ISSUER has paid the charges on this date, with a remaining debt balance in the amount of R$ 35,000,000.00 (Thirty-five million Brazilian Reals).

IV -
As requested by the ISSUER, the parties decide, upon a mutual agreement, with the purpose of changing the terms for restitution of the remaining balance, due to be paid by the ISSUER to PINE, to enter into this agreement.

V -
As a result from such new conditions herein agreed for restitution of the debt balance, the ISSUER will pay R$ 129,150.00 (One hundred and twenty-nine thousand, one hundred and fifty Brazilian Reals), as the Complementary IOF, and the changed field now has the following wording:

(...)

II - Conditions
3. Term: 148 days	4. Final Maturity: 05/17/2012
IOF paid according to the legislation in place: R$ 345,380.00	Complementary IOF: R$ 129.150,00
III - Type of Disbursement:
IV - Charges: A. (X) 120.77% of CDI variation calculated by CETIP and published by ANDIMA, added by the interest rates described in item "B".

V - Payment Type
The installments will be debited on the dates provided in the table below, from the ISSUER bank account, as provided above.
Maturity	Amounts	Maturity	Amounts	Maturity	Amounts
5/17/2012	R$ 35,000,000.00 + CHARGES

(...)

VI -	The items above in the preamble in this Form that are not specifically described in this instrument will remain unchanged.
And, in witness whereof, the parties herein state that this agreement is executed without any intention to be renewed and they ratify all the other clauses and conditions that are not changed by this agreement, especially the agreed guarantees, and the parties execute this Agreement in 03 (three) counterparts of equal contents and form, and for one single purpose before the 2 (two) undersigned witnesses
Silo Paulo, February 17, 2012.
The ISSUER, THE GUARANTOR(s) AND THE THIRD PARTY GUARANTOR(s) STATE, FOR ALL THE REQUIRED PURPOSES AND EFFECTS, THAT THEY READ THIS INSTRUMENT AND AGREE WITH ALL THE CONDITIONS HEREIN ESTABLISHED AND WILL FULFILL THEM IN ALL THEIR TERMS.

ROEL WIN COLLIER
GENERAL DIRECTOR
AMYRIS BRASIL LTDA.

ISSUER AMYRIS BRASIL LTDA.            BANCO PINE S/A

ROEL WIN COLLIER
GENERAL DIRECTOR
AMYRIS BRASIL LTDA.

Witnesses
Name:                    Name:
RG:                    RG:
CPF:                    CPF:

Avenida das Nações Unidas n° 8501, 29° e 30° andares - Eldorado Business Tower- CEP 05425-070 - Pinheiros, São Paulo - SP
Tel ( 11I) 3372-5200 - Fax (11)3372-5404 - PINE Hotline: 0800 7257463 or ouvidoria.pine@bancopine.com.br
CCB MUTUO - Aditamento Pj/p - V2 - 27/01/2012